Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus on Form 20-F of Dragon Jade International Limited (the “Company”) for the year ended March 31, 2019 of our reports dated August 15, 2019 include in its Registration Statement on Form F-1 (Amendment No.1) dated September 24, 2019 relating to the consolidated balance sheets as of March 31, 2019 and 2018; the consolidated financial statements of operations and comprehensive loss, changes in shareholders’ equity, cash flows and notes to consolidated financial statements for each of the three years ended March 31, 2019 listed in the accompanying index.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
(successor to Centurion ZD CPA Limited)

Hong Kong, China
September 24, 2019